TSX symbol: CTI

FOR IMMEDIATE RELEASE

CHEMOKINE THERAPEUTICS COMPLETES ENROLLMENT OF IMMUNE RECOVERY DRUG IN PHASE I CLINICAL TRIAL

Vancouver, BC (March 3, 2005) – Chemokine Therapeutics Corp. (the “Company”) (Toronto Stock Exchange: CTI), a biotechnology company developing drugs in the field of chemokines and cytokines, today announced that it has completed enrollment of study subjects and the administration of its investigational immune recovery drug CTCE-0214 as part of its Phase I clinical trial. The clinical study is being conducted at a contract clinical research facility in the United States.

The primary objective of the current Phase I study is to evaluate the safety, pharmacodynamics (action of the drug in the body), and pharmacokinetic profile (how the drug is metabolized and excreted) of CTCE-0214.   The randomized, double-blind, placebo-controlled dose-escalation trial was completed with 24 subjects in six dose-escalation groups.  The Company and clinical investigators remain blinded to the study and are in the process of finalizing collection of data for evaluation.   The Company expects the results of the study to be made available in Q2 of 2005 at which time the Company will provide an update on the future clinical development of CTCE-0214.

About CTCE-0214

CTCE-0214 is a stable small peptide agonist of stromal cell-derived factor-1 (SDF-1), a key signaling molecule in the proliferation, homing, engraftment and expansion of hematopoietic stem cells and white blood cells. SDF-1 is also believed to work as a traffic controller for infection-fighting white blood cells and progenitor cell migration providing an essential function to combat immunosuppression.  CTCE-0214, based on Chemokine’s preclinical research, mimics the activity of the natural Chemokine SDF-1 by increasing the level of white blood cells (neutrophils), bleeding prevention cells (platelets) and stem cells (primitive blood forming cells) in the blood. These findings have been confirmed through independent laboratories at Memorial Sloan Kettering Cancer Center in New York and the Walther Cancer Institute in Indianapolis.

CTCE-0214 has the potential to restore a cancer patients' immune system and blood cells between cycles of chemotherapy.  In this clinical scenario, patients might be able to receive aggressive chemotherapy without delay by restoring infection-fighting white blood cells and increasing platelet counts to protect patients from bleeding.  The National Cancer Institute estimates that there were 1,368,030 new cases of cancer in 2004 in the U.S. Chemotherapy is frequently used as a primary treatment for cancer.

About CTCE-9908

Chemokine Therapeutics has a second lead product, CTCE-9908, which has also completed Phase I enrollment and the Company is in the process of preparing for a Phase II clinical trial.  The Company designed CTCE-9908 to inhibit the growth and spread of certain common cancers with the potential for use with existing therapies (chemotherapy, surgery, and radiation) to improve treatment outcomes. CTCE-9908 is an analog and antagonist of SDF-1 developed by our scientists using rational-based drug design. CTCE-9908 binds competitively to the receptors on cancer cells which prevents the interaction of SDF-1 with the receptors. A recently completed Phase I study of this compound in healthy adults did not reveal any significant toxicity.

About Chemokine Therapeutics Corp. (Toronto Stock Exchange: CTI)

Chemokine Therapeutics is a biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, which signal stem cell transport and growth into mature cells.  These stem cells are master primitive cells, capable of producing billions of mature cells necessary for repair and regeneration.  Chemokines and cytokines also play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of such diseases. The Company has two product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth.  In addition, Chemokine maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Procter & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine to collaborate on research and development.  For more information, please visit our website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Ian Harper, Chemokine Therapeutics Corp. Director of Investor Relations & Corporate Development Phone: (604) 822-0305 E-mail: iharper@chemokine.net Internet: www.chemokine.net

U.S. Media Enquiries

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Strategic Growth International
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The Equicom Group Inc.

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